SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-A

                               (AMENDMENT NO. 1)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 RADVISION LTD.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                Israel                                      N/A
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


24 Raoul Wallenberg St.,
Tel Aviv 69719, Israel                                                N/A
-----------------------------------------                      -----------------
(Address of Principal Executive Offices)                           (Zip Code)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and                12(g) of the Exchange Act and is
is effective upon filing pursuant            effective upon filing pursuant
to General Instruction A.(c),                to General Instruction A.(d),
please check the following box. [ ]          please check the following box. [x]



           Securities Act registration statement file number to which this form relates: 333-30916


        Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                         Name of Each Exchange on Which
   to be so Registered                         Each Class is to be Registered
   -------------------                         ------------------------------

          None                                               None



        Securities to be registered pursuant to Section 12(g) of the Act:

                       Ordinary Shares, par value NIS 0.10
                       -----------------------------------
                                 Title of Class





NY2:\885022\01\$YVY01!.DOC\68908.0003

ITEM 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Share Capital" in the Registrant's prospectus, which constitutes a part of Registrant's Registration Statement on Form F-1 (File No. 333-30916), as may be amended from time to time, filed with the Securities and Exchange Commission, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes such description shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.         EXHIBITS

                     The following exhibits to this Registration Statement have been filed as exhibits to Registrant's Registration Statement on Form F-1 (File No. 333-30916), as amended, filed under the Securities Act of 1933, as amended, and are hereby incorporated herein by reference.


          EXHIBIT                   DESCRIPTION OF EXHIBIT
          NUMBER

           3.1 Memorandum of Association of Registrant (English translation accompanied by Hebrew original)

           3.2        Articles of Association of Registrant

           4.1        Form of Ordinary Share Certificate

           4.2 Agreement, dated as of April 14, 1995, by and among Registrant, RAD Data Communications Ltd. and Yehuda Zisapel and Zohar Zisapel

           4.3 Agreement, dated as of April 18, 1995, by and among Registrant, Clal Venture Capital Fund LP and Yehuda Zisapel and Zohar Zisapel

           4.4 Agreement, dated as of April 18, 1995, by and among Registrant, Lannet Data Communications Ltd. and Yehuda Zisapel and Zohar Zisapel

           4.5 Agreement, dated as of April 19, 1995, by and among Registrant, ECI Telecom Ltd. and Yehuda Zisapel and Zohar Zisapel

           4.6 Agreement, dated as of April 24, 1995, by and among Registrant, Zohar Gilon, Avraham Neuman, Yair Tauman and W.S.P. Capital Investments Ltd., and Yehuda Zisapel and Zohar Zisapel

           4.7 Agreement, dated as of April 26, 1995, by and among Registrant, Lerosh Investments Ltd., Gevahim Investments House Limited Ltd., Yoav Chelouche, Permal Emerging Growth V Ltd., Maritime - Julex Investment Ltd., Shraga Blazer and Eli Luz and Yehuda Zisapel and Zohar Zisapel


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
           4.8 Agreement, dated as of April 27, 1995, by and among Registrant, Finovelec, Factory Systemes, Houston Venture Partners, Ltd. and Yehuda Zisapel and Zohar Zisapel

           4.9 Agreement, dated September 12, 1996, by and among Registrant and Intel Corporation, as amended

           4.10 Agreement, dated May 12, 1998, by and among Registrant, Evergreen Canada Israel Management Ltd., IJT Technologies Ltd., Periscope I Fund, L.P., Periscope I Fund Israeli Partnership, Dovrat Shrem Trust Company Ltd., Rubin Gruber, C.E. Unterberg, Towbin LLC, C.E. Unterberg, Towbin Private Equity Partners LP, C.E. Unterberg, Towbin Private Equity Partners CV, C.E. Unterberg, Towbin Profit Sharing Plan FBO Alex Bernstein and Steimatzsky Ltd.

           4.11 Share Purchase Agreement, dated February 22, 2000, among Registrant, Siemens Aktiengesellschaft and the persons listed on Exhibit I thereto

           4.12 Share Purchase Agreement, dated February 22, 2000, among Registrant, Samsung Electro-Mechanics Co. Ltd., Samsung Venture investment Corp. and the persons listed on Exhibit I thereto

           4.13 Amendment Number 1 to Share Purchase Agreement, dated February 22, 2000, among Registrant, Samsung Electro-Mechanics Co. Ltd., Samsung Venture investment Corp. and the persons listed on Exhibit I thereto










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
                                    SIGNATURE

                     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: March 10, 2000

                                         RADVISION LTD.

                                         By: /s/ YEHUDA ZISAPEL
                                             ---------------------------------
                                             Name: Yehuda Zisapel
                                             Title: Chairman of the Board of
                                                     Directors












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